SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210
Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

VASCO regularly sells products through third party distributors, resellers and integrators (collectively “Resellers”). VASCO’s standard terms and conditions of sale and template agreements that are in general use prohibit sales and exports of any VASCO products contrary to applicable laws and regulations, including United States export control and economic sanctions laws and regulations. VASCO, however, does not always have visibility over its Reseller’s ultimate customers.

VASCO management has recently become aware that certain of its products which were sold by a VASCO European subsidiary to a third-party distributor may have been resold by the distributor to parties in Iran, potentially including parties whose property and interests in property may be blocked pursuant to Executive Order 13224, Executive Order 13382 or that may be identified under Section 560.304 of 31 C.F.R. Part 560 as the “Government of Iran”.

The Audit Committee of the Company’s Board of Directors has initiated an internal investigation to review this matter with the assistance of outside counsel. VASCO has stopped all shipments to such distributor pending the outcome of the investigation which will include a review and recommendations to improve, if necessary, VASCO’s applicable compliance procedures regarding these matters. As a precautionary matter, concurrent initial notices of voluntary disclosure were submitted on June 25, 2015 with each of the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), and the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). The Company will file a further report with each of OFAC and BIS after completing its review and fully intends to cooperate with both agencies. Total VASCO revenues from all sales to the particular distributor during the period relevant to review by OFAC and BIS (June 1, 2010 through June 25, 2015) were approximately $3.1 million.

OFAC and BIS will review the results of the Company’s investigation when it is submitted. Following that review, OFAC and BIS may conclude that the disclosed sales resulted in violations of U.S. economic sanctions and/or export control laws and warrant the imposition of civil penalties, such as fines, limitations on the Company’s ability to export products from the United States, and/or referral for further investigation by the U.S. Department of Justice. While the filing of a voluntary disclosure may be a mitigating factor in consideration of any penalties by these agencies, any resulting fines or restrictions may nonetheless be material to the Company’s financial results in the period in which they are imposed, but at this time the Company is not able to estimate the possible loss or range of loss in connection with this matter. Additionally, disclosure of this conduct and any fines or other action relating to this conduct could harm the Company’s reputation and have a material adverse effect on our business, operating results and financial condition. The Company cannot predict when OFAC and BIS will conclude their own review of our voluntary self-disclosures or whether they may impose any penalties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer